SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 21


72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                              37
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                              14
         Class C                                                              10
         Institutional Class                                                 218


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                        000.0970
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                        000.0641
         Class C                                                        000.0642
         Institutional Class                                            000.1080

74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                             437
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                             245
         Class C                                                             147
         Institutional Class                                               2,573


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                          $10.68
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          $10.66
         Class C                                                          $10.66
         Institutional Class                                              $10.68